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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): August 11, 2000



                          REPUBLIC GROUP INCORPORATED
              (Exact name of Issuer as specified in its charter)



          DELAWARE                          1-7210                     75-1155922
(State of other jurisdiction       (Commission File Number)         (I.R.S. Employer
     of incorporation)                                           Identification Number)



                            811 East 30/th/ Avenue
                           Hutchinson, Kansas 67502
                   (Address of principal executive offices)


                                (316) 727-2700
                           (Issuer's Telephone No.)
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Item 5.   Other Events
          ------------

          On August 11, 2000, Republic Group Incorporated ("Republic") entered into an Agreement and Plan of Merger with Premier Construction Products Statutory Trust ("Premier") and Premier Construction Products Acquisition Corp. ("Acquisition Sub") (the "Premier Merger Agreement") pursuant to which Acquisition Sub would be merged into Republic, all outstanding shares of Common Stock of Republic would be converted into the right to receive $19.00 in cash, and Republic would become a wholly-owned subsidiary of Premier (the "Premier Merger").

          The Premier Merger Agreement provides for a liquidated damages payment of $12 million by Premier if it fails to complete its financing arrangements and close the Merger and in certain other situations. Premier's obligations under the liquidated damages provision are backed by a letter of credit in the amount of $12 million. The Premier Merger Agreement also provides for Republic to pay a break-up fee of $10 million if the Premier Merger Agreement is terminated in connection with another third-party acquisition proposal and in certain other circumstances.

          The directors and executive officers of Republic, including Phil Simpson, and certain members of Mr. Simpson's family, who collectively own approximately 3.3 million or 28% of Republic's outstanding stock, have executed Stockholder Agreements pursuant to which they have agreed to vote their shares of Republic's stock in favor of the Premier Merger, against other competing proposals and in certain other respects, to grant proxies to Premier's nominees to so vote their shares, and not to dispose of or encumber their shares of Republic's stock during the pendency of the Premier Merger Agreement. The Stockholder Agreements will terminate upon a termination of the Premier Merger Agreement in accordance with the terms of that agreement.

          On August 11, 2000, Republic also entered into a back-up agreement with Centex Construction Products, Inc. ("CXP") (the "CXP Agreement") pursuant to which Republic would be acquired by CXP if the Premier Merger Agreement were terminated for reasons other than a termination by Republic, in the exercise of its Board's fiduciary duties, to pursue a superior proposal from a third party. If the Premier Merger Agreement were terminated otherwise than by Republic in the exercise of its Board's fiduciary duties, Republic and CXP have agreed to execute and deliver a merger agreement pursuant to which a subsidiary of CXP would make a cash tender offer to acquire all the outstanding shares of Republic's stock (the "CXP Tender Offer") and, whether or not the CXP Tender Offer were consummated, merge with Republic. Pursuant to the merger agreement with CXP, a subsidiary of CXP would be merged into Republic, and Republic would become a wholly-owned subsidiary of CXP. The per share consideration in both the CXP Tender Offer and the merger would be equal to $17.50 in cash plus a cash amount equal to a proportionate share (based on common and common equivalent shares) of any termination fees received by Republic from other bidders. It is a condition to CXP's obligation to enter into the merger agreement that Republic makes the same representations and warranties to CXP that it made to Premier in the Premier Merger Agreement except where not material and that stockholder agreements like those in favor of Premier be executed in favor of CXP by the same stockholders. Republic is obligated to use its reasonable best efforts and take all actions within its control to cause such conditions to be satisfied.

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          The Board of Directors has unanimously approved both the Premier
Merger and the contingent agreement with CXP. In connection with the Premier Merger, Republic will file a proxy statement with the Securities and Exchange Commission. Reference is made to Republic's Press Release dated August 14, 2000, a copy of which is filed as Exhibit 99.2 to this Report, which is incorporated by reference herein.

          The foregoing description of the Premier Merger Agreement and the Stockholder Agreements is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Report and which are incorporated by reference in this description.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     (c)  Exhibits

          2.1 Agreement and Plan of Merger dated August 11, 2000 among Republic, Premier Construction Products Statutory Trust and Premier Construction Products Acquisition Corp., including a list identifying the contents of omitted schedules. (Republic agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

          4.1 First Amendment and Restatement dated March 1, 2000 of Credit Agreement dated July 15, 1998 among Republic, the Banks Party thereto, the LC Issuing Banks Referred to therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, and Bank of America, N.A., as Administrative Agent.


          4.2 Second Amendment and Restatement dated June 27, 2000 of Credit Agreement dated July 15, 1998 among Republic, the Banks Party thereto, the LC Issuing Banks Referred to therein, and Bank of America, N.A., as Administrative Agent.


          4.3 Amendment No. 1 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated March 1, 2000 between Republic Paperboard Company and Bank of America, N.A. (successor to NationsBank, N.A.), as Administrative Agent.


          4.4 Amendment No. 2 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated June 27, 2000 between Republic Paperboard Company and Bank of America, N.A. (successor to NationsBank, N.A.), as Administrative Agent.

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          99.1 Press Release dated August 14, 2000.


          99.2 Press Release dated August 18, 2000.


          99.3 Form of Stockholder Agreement executed on August 11, 2000 by the directors and executive officers of Republic and certain members of the family of Phil Simpson in favor of Premier and Acquisition Sub.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Republic has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   REPUBLIC GROUP INCORPORATED



Dated: August 21, 2000             By: /s/ Doyle R. Ramsey
                                      ------------------------------------------
                                   Printed Name: Doyle R. Ramsey
                                   Title:        Executive Vice President and
                                                 Chief Financial Officer

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                                 EXHIBIT INDEX


Item Number    Description                                                 Page
-----------    -------------------------------------------------------     ----

   2.1 Agreement and Plan of Merger dated August 11, 2000 among Republic, Premier Construction Products Statutory Trust and Premier Construction Products Acquisition Corp., including a list identifying the contents of omitted schedules. (Republic agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)


   4.1 First Amendment and Restatement dated March 1, 2000 of Credit Agreement dated July 15, 1998 among Republic, the Banks Party thereto, the LC Issuing Banks Referred to therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, and Bank of America, N.A., as Administrative Agent.


   4.2 Second Amendment and Restatement dated June 27, 2000 of Credit Agreement dated July 15, 1998 among Republic, the Banks Party thereto, the LC Issuing Banks Referred to therein, and Bank of America, N.A., as Administrative Agent.


   4.3 Amendment No. 1 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated March 1, 2000 between Republic Paperboard Company and Bank of America, N.A. (successor to NationsBank, N.A.), as Administrative Agent.


   4.4 Amendment No. 2 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated June 27, 2000 between Republic Paperboard Company and

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               Bank of America, N.A. (successor to NationsBank,
               N.A.), as Administrative Agent.


   99.1        Press Release dated August 14, 2000.


   99.2        Press Release dated August 18, 2000.


   99.3        Form of Stockholder Agreement executed on August 11,
               2000 by the directors and executive officers of Republic and certain members of the family of Phil Simpson in favor of Premier and Acquisition Sub.

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